EXHIBIT 4.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (the “Agreement”) made effective as of the 23rd day of July, 2007, is entered into by and among MiMedx, Inc., a Florida corporation (the “Company”), and the persons and entities holding shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), or any other series of preferred stock of the Company hereafter created (together, the “Preferred Shares”), and any party who acquires Preferred Shares and signs a counterpart signature page to this Agreement (individually, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that the Company enter into this Agreement;

WHEREAS, the Company and certain holders of the Company’s Series A Preferred Stock (the “Series A Shareholders”) are parties to that certain Registration Rights Agreement, dated February 19, 2007 (the “Prior Rights Agreement”);

WHEREAS, Section 14(b) of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended only with the written consent of the Company and the Series A Shareholders holding at least a majority in interest of the Registrable Shares (as defined therein); and

WHEREAS, the signatories to this Agreement constitute the Company and the Series A Shareholders holding at least a majority in interest of the Registrable Shares (as defined in the Prior Rights Agreement).

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means with respect to any Purchaser, any partner or member of such Purchaser, or any Person that directly or indirectly controls or is controlled by or is under common control with, such Purchaser.

“Articles of Incorporation” means the Company’s Articles of Incorporation in effect on the date hereof and as amended, modified or restated from time to time.

“Blue Sky Application” has the meaning ascribed to such term in Section 6(a) hereof.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” means (i) the common stock, par value $0.0001 per share, of the Company, (ii) any other capital stock of the Company, however designated, authorized on or after the date hereof, which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Form S-1, S-3 and SB-2” means Forms S-1, S-3 and SB-2, as the case may be, promulgated under the Securities Act and as in effect on the date hereof or any similar or successor forms promulgated under the Securities Act or adopted by the Commission.

“Initial Public Offering” means the first underwritten public offering of Common Stock for the account of the Company pursuant to an offering registered under the Securities Act with the Commission. If the Company should enter into a merger, exchange of stock or other securities, or other business combination or several related combinations with another Person whose securities are already registered under the Exchange Act and such transaction results in the shareholders of the Company owning more of the total issued and outstanding capital stock of that Person than the shareholders of that Person owned prior to the combination (a “Reverse Acquisition”), then the phrase “Initial Public Offering” shall refer to the first underwritten public offering of that Person to occur after such transaction.

“Other Shareholders” has the meaning ascribed to such term in Section 2(b) hereof.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Stock” means, collectively, the Company’s Series A Preferred Stock, Series B Preferred Stock, and any other series of preferred stock of the Company.

“Registrable Shares” means (i) the shares of Common Stock issued and issuable upon conversion of the Preferred Shares, (ii) the shares of Common Stock issued and issuable upon exercise of the Warrants, (iii) the shares of Common Stock issued and issuable in exchange for Common Stock, Preferred Stock or Warrants in connection with any merger or other transaction involving the Company, (iv) any shares of Common Stock or other securities issued or issuable to a Purchaser (or a Purchaser’s transferee qualified under Section 12) in respect of such shares of Common Stock or pursuant to the conversion of the Preferred Shares owned by a Purchaser upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event and (v) any shares of capital stock of the Company acquired by any Purchaser after the date hereof, excluding in any event (a) securities which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them and (b) securities which have been publicly sold pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall be calculated on the basis of shares of Common Stock issued or issuable upon conversion of the Preferred Shares even if such conversion has not been effected.

“Registration Expenses” has the meaning ascribed to such term in Section 9 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar or successor rule. “Rule 145” means Rule 145 promulgated under the Securities Act or any similar or successor rule.

“Securities Act” means the Securities Act of 1933, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” has the meaning ascribed to such term in Section 9 hereof.

“Shareholders’ Agreement” means the Amended and Restated Preferred Stock Shareholders’ Agreement among the Company and the other parties thereto dated as of July 23, 2007.

“Warrants” means the Warrants to Purchase Common Stock issued to the holders of the Company’s Series B Preferred Stock on July 23, 2007.

Section 2. “Piggy-Back” Registrations.

(a) If the Company at any time after, and no earlier than, the first to occur of nine months after (i) the closing date of the Initial Public Offering or (ii) the Company receiving an aggregate of no less than $10,000,000 in cash in a single transaction or a series of related transactions exempt from the registration requirements of the Securities Act at a time when its equity securities are registered under Section 12 of the Exchange Act (other than pursuant to Sections 3 and 4 of this Agreement), proposes to register under the Securities Act any of its securities, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or any successor to such forms or another form not available for registering the Registrable Shares for sale to the public or any registration statement including only securities issued pursuant to a dividend reinvestment plan), each such time it will promptly give written notice to all holders of Registrable Shares of its intention so to do. Upon the written request of any such holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any or all of its Registrable Shares, the Company will use its best efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Shares so registered. The Company shall be obligated to include in such registration statement only such limited portion of Registrable Shares with respect to which such holder has requested inclusion hereunder. Notwithstanding any other provision of this Section 2, the Company shall not be obligated to register any Preferred Shares for sale pursuant to any such registration, provided, however, that in any underwritten public offering contemplated by this Agreement, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale by the underwriters of the shares of Common Stock issued upon conversion thereof.

(b) If the registration of which the Company gives notice as provided above is for a registered public offering involving an underwriting, the Company shall so advise the holders of Registrable Shares as a part of the written notice given pursuant to this Section 2. In such event the right of any holder of Registrable Shares to registration pursuant to this Section 2 shall be conditioned upon such holder’s participation in such underwriting to the extent provided herein. All holders of Registrable Shares proposing to distribute their securities through such underwriting shall (together with the shares of Common Stock to be registered by the Company and shares of Common Stock held by Persons who by virtue of agreements with the Company are entitled to include shares in such registration (the “Other Shareholders”)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. If any holder of Registrable Shares disapproves of the terms of any such underwriting, that holder may elect to withdraw therefrom by timely written notice to the Company and the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Notwithstanding any other provision of this Section 2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten or if the Commission imposes such a limitation, such limitation will be imposed pro rata with respect to all securities whose holders have a contractual, incidental (“Piggy-Back”) right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, provided, however, that no such reduction shall reduce the number of securities held by holders of Registrable Shares proposing to distribute their securities through such underwriting if any securities are to be included in such underwriting for the account of any Person other than the Company or holders of Registrable Shares other than a holder exercising a demand or required registration right.

(d) Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2 without thereby incurring any liability to the holders of Registrable Shares. The registration rights of the Purchasers set forth in this Section 2 shall not apply to the Initial Public Offering.

Section 3. Demand Registrations.

(a) At any time after, and no earlier than, the first to occur of nine months after (i) the closing date of the Initial Public Offering or (ii) the Company receiving an aggregate of no less than $10,000,000 in cash in a single transaction or a series of related transactions exempt from the registration requirements of the Securities Act at a time when its equity securities are registered under Section 12 of the Exchange Act, holders of Registrable Shares constituting at least a majority of the Registrable Shares then outstanding may, on two occasions, request the Company to register for sale under the Securities Act all or any portion of the Registrable Shares held by such requesting holder or holders for sale in the manner specified in such notice, provided, however, that the expected aggregate proceeds of any offering and registration of Registrable Shares made pursuant to this Section 3 shall be at least $10,000,000.

(b) Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect a registration pursuant to this Section 3 during the periods commencing (i) 60 days prior to the estimated filing date of, and ending on the date which is nine months after the effective date of a registration statement filed by the Company covering an underwritten public offering and (ii) when the Company receives, at a time when its equity securities are registered under Section 12 of the Exchange Act, an aggregate of no less than $10,000,000 in cash in a single transaction or in a series of related transactions exempt from the registration requirements of the Securities Act pursuant to which the Company is contractually required to promptly file a registration statement for the resale of the shares sold in such exempt transaction(s) and ending nine months thereafter.

(c) Following receipt of any notice under this Section 3, the Company shall promptly notify all holders of Registrable Shares from whom notice has not been received and such holders shall then be entitled within 30 days after receipt of such notice from the Company to request the Company to include in the requested registration all or any portion of their Registrable Shares. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of Registrable Shares specified in such notice (and in all notices received by the Company from other holders within 30 days after the receipt of such notice by such holders). The Company shall be obligated to register Registrable Shares pursuant to this Section 3 on two occasions only and not more than once during any 12-month period; provided, however, that the aforesaid obligations shall be deemed satisfied only when a registration statement covering all Registrable Shares specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares (other than shares subject to any over allotment option) shall have been sold pursuant thereto. The Company shall not be obligated to register, pursuant to this Section 3, the Registrable Shares of any holder who fails to provide promptly to the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the registration statement.

(d) If the holders requesting such registration intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in paragraph (b) above. The right of any holder to participate in an underwritten registration pursuant to this Section 3 shall be conditioned upon such holder’s agreeing to participate in such underwriting and to permit inclusion of such holder’s Registrable Shares in the underwriting. If such method of disposition is an underwritten public offering, the holders of at least a majority in interest of the Registrable Shares to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

(e) A registration statement filed pursuant to this Section 3 may, subject to the following provisions, include (i) shares of Common Stock for sale by the Company for the Company’s own account, (ii) shares of Common Stock held by officers or directors of the Company and (iii) shares of Common Stock held by Other Shareholders, in each case for sale in accordance with the method of disposition specified by the requesting holders. If such registration shall be underwritten, the Company, such officers and directors and Other Shareholders proposing to distribute their shares through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting. If and to the extent that the managing underwriter determines that marketing factors require a limitation on the number of shares to be included in such registration or if the Commission imposes such a limitation, then the shares of Common Stock held by officers or directors (other than Registrable Shares) of the Company or by Other Shareholders (other than Registrable Shares) and shares of Common Stock to be sold by the Company for the Company’s own account shall be excluded from such registration and the underwriting to the extent so required by such managing underwriter, and unless the holders of such shares of Common Stock and the Company have otherwise agreed in writing, such exclusion shall be applied first to the shares held by the directors and officers (other than Registrable Shares) to the extent required by such limitation, and if a limitation on the number of shares is still required, then to the shares of Common Stock of the Other Shareholders (other than Registrable Shares) to the extent required by such limitation, and if a limitation on the number of shares is still required, then to the shares of Common Stock of the Company to be included for the Company’s own account to the extent required by such limitation. If the managing underwriter determines that marketing factors require a further limitation of the number of Registrable Shares to be registered under this Section 3 or if the Commission requires such a limitation, then Registrable Shares shall be excluded in such manner that the securities to be sold shall be allocated among the selling holders pro rata based on their ownership of Registrable Shares. In any event all securities to be sold other than Registrable Shares will be excluded prior to any exclusion of Registrable Shares. No Registrable Shares or any other security excluded from the registration and underwriting by reason of the underwriter’s marketing limitation shall be included in such registration and underwriting. If any holder of Registrable Shares, officer, director or Other Shareholder who has requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, such holder of securities may elect to withdraw therefrom by timely written notice to the Company and the managing underwriter. The securities so withdrawn shall also be withdrawn from registration.

Section 4. Short-Form Registration on Form S-3.

(a) If at any time (i) the holders of at least 50% the Registrable Shares request that the Company file a registration statement on Form S-3 for a public offering of all or any portion of the Registrable Shares held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 to register its shares as a primary offeror, then the Company shall use its best efforts to register under the Securities Act on Form S-3, for public sale in accordance with the method of disposition specified in such notice, the number of Registrable Shares specified in such notice. Whenever the Company is required by this Section 4 to effect the registration of Registrable Shares, each of the procedures and requirements of Section 3, including, but not limited to, the requirement that the Company notify all holders of Registrable Shares from whom notice has not been received and provide them with the opportunity to participate in the offering (provided, however that holders shall have no more than 20 days to reply to the Company’s notice in order to participate in the offering), and also including the provision relating to limitations on the number of shares which may be offered, shall apply to such registration: provided, however, that there shall be no more than two registrations on Form S-3 which may be requested and obtained under this Section 4. Notwithstanding any other provision of this Section 4, (i) the Company shall not be obligated to effect more than one registration statement during any 12-month period pursuant to this Section 4 and (ii) the Company shall not be obligated to register any Preferred Shares for sale pursuant to any such registration.

(b) Notwithstanding anything to the contrary contained herein, the Company shall not be required to effect a registration pursuant to this Section 4 until at least nine months following the Initial Public Offering or during the periods commencing (i) 60 days prior to the estimated filing date of, and ending on the date which is nine months after the effective date of a registration statement filed by the Company covering an underwritten public offering and (ii) when the Company receives an aggregate of no less than $10,000,000 in transactions exempt from the registration requirements of the Securities Act at a time when its equity securities are registered under Section 12 of the Exchange Act and ending nine months thereafter.

Section 5. Expiration of Obligations. The obligations of the Company to register Registrable Shares pursuant to Sections 2, 3 and 4 of this Agreement shall expire on the first to occur of (i) the fifth anniversary of the Initial Public Offering and (ii) the date when the holders of such shares shall be able to sell their Registrable Shares under Rule 144, or (iii) when no Registrable Shares are outstanding.

Section 6. Indemnification; Procedures; Contribution.

(a) In the event that the Company registers any of the Registrable Shares under the Securities Act in accordance with this Agreement, the Company will, to the extent permitted by law, indemnify and hold harmless each holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any filing with any state or federal securities commission or agency or any prospectus, offering circular or other document created or approved by the Company incident to such registration (including any related notification, registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 2, 3 or 4 of this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”), (iii) any omission or alleged omission to state in any such registration statement, prospectus, amendment or supplement or in any Blue Sky Application executed or filed by the Company, a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) any violation by the Company or its agents of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, or (v) any failure to register or qualify the Registrable Shares in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification (provided that in such instance the Company shall not be so liable if it has used its best efforts to so register or qualify the Registrable Shares) and will reimburse each such holder, and such officer, director and partner, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that the Company will not be liable in any such case (i) if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by any holder, any underwriter or any controlling Person in writing specifically for use in such registration statement or prospectus, or (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of

Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

(b) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Sections 2, 3 or 4 of this Agreement, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each other seller of Registrable Shares, each underwriter and each Person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, other seller, underwriter or controlling Person may become subject under the Securities Act or otherwise, solely insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any prospectus offering circular or other document incident to such registration (including any related notification, registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Sections 2, 3 or 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof), or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, other seller, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, promptly after being so incurred, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of all securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Shares covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that, except as set forth in Section 6(e), the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this subparagraph (b).

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or that the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action, and the indemnification agreements contained in Sections 6(a) and 6(b) shall not apply to any settlement entered into in violation of this sentence. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling Person of any such holder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling Person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion, provided, however, that, in any such case, (A) no such holder of Registrable Shares will be required to contribute any amount in excess of the proceeds received from the sale of all such Registrable Shares offered by it pursuant to such registration statement and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The indemnities and obligations provided in this Section 6 shall survive the completion of any offering of Registrable Shares and the transfer of any Registrable Shares by such holder.

Section 7. Exchange Act Registration and Rule 144 Reporting.

(a) If the Company at any time shall list any of its Common Stock of the type which may be issued upon the conversion of the Preferred Shares on any national securities exchange and shall register such Common Stock under the Exchange Act, the Company will, at its expense, simultaneously list on such exchange and maintain such listing of, all of the Common Stock from time to time issuable upon the conversion of the Preferred Shares.

(b) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Shares to the public without registration, except as provided in paragraph (iii) below, at all times after 180 days after (i) any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, or (ii) the Company’s equity securities shall have been registered pursuant to Section 12 of the Exchange Act, the Company agrees that it will use its commercially reasonable best efforts to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144, at all time after the date the Company becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act;

(ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(iii) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the holders of Registrable Shares to utilize Form S-3 for the sale of their Registrable Shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective; and

(iv) Furnish to each holder of Registrable Shares forthwith upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and, at any time after it has become subject to such reporting requirements, of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), (B) a copy of the most recent annual or quarterly report of the Company and (C) such other information, reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Shares without registration.

Section 8. Registration Procedures.

(a) If and whenever the Company is required by the provisions of Sections 2, 3 or 4 of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

(i) Prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities including executing an undertaking to file post-effective amendments and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby;

(ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified herein and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(iii) Furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

(iv) Use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction;

(v) Use its best efforts to list the Registrable Shares covered by such registration statement with any securities exchange or quotation system on which the Common Stock of the Company is then listed;

(vi) Comply with all applicable rules and regulations under the Securities Act and Exchange Act;

(vii) Immediately notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii) If the offering is underwritten and at the request of any seller of Registrable Shares, furnish on the date that Registrable Shares are delivered to the underwriters for sale pursuant to such registration (i) an opinion, in customary form and dated the effective date of the registration statement, of counsel representing the Company for the purposes of such registration, addressed to the underwriters to such effect as reasonably may be requested by counsel for the underwriters and copies of such opinion addressed to the sellers of Registrable Shares and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(ix) Upon reasonable notice and at reasonable times during normal business hours, make available for inspection by each seller of Registrable Shares, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(x) Cooperate with the selling holders of Registrable Shares and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriter may request at least two business days prior to any sale of Registrable Shares; and

(xi) Permit any holder of Registrable Shares which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling Person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

(b) For purposes of this Agreement, the period of distribution of Registrable Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Shares in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Shares covered thereby or 180 days after the effective date thereof, provided, however, in the case of any registration of Registrable Shares on Form S-3 or a comparable or successor form which are intended to be offered on a continuous or delayed basis, such 180 day-period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Shares are sold, provided that Rule 415, or any successor or similar rule promulgated under the Securities Act, permits the offering to be conducted on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 1 0(a)(3) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(c) Whenever under the preceding Sections of this Agreement the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to (i) timely provide in writing to the Company, at its request, such information and materials as the Company may reasonably request in order to effect the registration of such Registrable Shares in compliance with federal and applicable state securities laws, (ii) provide the Company with appropriate representations with respect to the accuracy of such information provided by such Sellers pursuant to subsection (i) and (iii) convert all Preferred Shares to the shares of Common Stock included in any registration statement, such conversion and/or exercise to be effective immediately prior to the effectiveness of such offering pursuant to such registration statement.

Section 9. Expenses.

(a) In the case of any registration statement under Sections 2, 3 or 4 of this Agreement, the Company shall bear all costs and expenses of each such registration, including, but not limited to, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained by the Company with respect to the offering by the Company and the reasonable fees and disbursements of one counsel selected by a majority in interest of the sellers of Registrable Shares (collectively, “Registration Expenses”). The Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Shares (“Selling Expenses”). All Selling Expenses in connection with each registration statement under Sections 2, 3 or 4 of this Agreement shall be borne by the participating sellers (including the Company, where applicable) in proportion to the number of shares registered by each, or by such participating sellers other than the Company (to the extent the Company shall be a seller) as they may agree.

(b) The Company shall not be obligated to pay any expenses of the holders of the Registrable Shares in connection with any registration initiated pursuant to Section 3 of this Agreement at the request of the holders of the Registrable Shares if such registration statement is withdrawn, delayed or abandoned solely because of, or as the result of, any actions of the holders of Registrable Shares.

Section 10. Delay of Registration. For a period not to exceed 180 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a registration statement pursuant to this Agreement at any time when the Company furnishes to holders of Registrable Shares that have requested to have such Registrable Shares included in a registration statement covered by the terms of this Agreement a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, or materially and adversely affect (a) a pending or scheduled public offering of the Company’s securities, (b) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby, and that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

Section 11. Conditions to Registration Obligations. The Company shall not be obligated to effect the registration of Registrable Shares pursuant to Sections 2, 3 or 4 of this Agreement unless all holders of shares being registered consent to reasonable conditions imposed by the Company as the Company shall determine with the advice of counsel to be required by law including, without limitation:

(a) Conditions prohibiting the sale of shares by such holders until the registration shall have been effective for a specified period of time;

(b) Conditions requiring such holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such public offering;

(c) Conditions prohibiting such holders upon receipt of telegraphic or written notice from the Company (until further notice) from effecting sales of shares, such notice being given to permit the Company to correct or update a registration statement or prospectus;

(d) Conditions requiring that at the end of the period during which the Company is obligated to keep the registration statement effective, the holders of shares included in the registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice form the Company of its intention to remove from registration the shares covered by such registration statement that remain unsold, and requiring such holders to notify the Company of the number of shares registered that remain unsold immediately upon receipt of notice from the Company; and

(e) Conditions requiring the holders of Registrable Shares to enter into an underwriting agreement in form and substance reasonably satisfactory to the Company and the holders of Registrable Shares.

Section 12. Transferability of Registration Rights. For all purposes of this Agreement, the holder of Registrable Shares shall include not only the Purchasers but (i) any assignee or transferee of the Registrable Shares who acquires at least 150,000 Registrable Shares (subject to equitable adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee, or (ii) in the case of a Purchaser that is an entity, any of such Purchaser’s Affiliates and, in the case of a Purchaser that is an individual, such Purchaser’s immediate family, irrevocable trusts for estate planning purposes and personal representatives, provided, however, that each such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement.

Section 13. “Market Stand-Off”‘ Agreement. In addition to any other restrictions set forth herein, each holder of Registrable Shares agrees, during the 180 day periods commencing with the registration of the Company’s equity securities under Section 12 of the Exchange Act, and also commencing on the effective date in the case of a registration statement filed pursuant to the Securities Act if requested by the Company and an underwriter of Common Stock or other securities of the Company, not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by such holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, whether in privately negotiated or open market transactions, any Common Stock or other securities of the Company, or securities received with respect thereto, held by it during the 180 day period following the effective date of a registration statement, provided that:

(a) Such agreement shall also apply to the Initial Public Offering; and

(b) All other holders of Registrable Shares, Other Shareholders, any other security holders whose securities are included in such registration statement, any holder of 5% or more, beneficially or of record, of the outstanding shares of all classes of capital stock of the Company, and all officers, directors and key employees of the Company shall also enter into similar agreements.

Such agreement shall be in writing in form and substance satisfactory to the Company and such underwriter, if any. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of the “market stand-off’ period.

Section 14. Miscellaneous.

(a) No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b) Except as hereinafter provided, amendments or additions to this Agreement may be made, termination of this Agreement, and compliance with any covenant or provision set forth herein may be omitted or waived, only with the written consent of the Company and the holder or holders of at least a majority in interest of the Registrable Shares; provided, however, that any modification or amendment that affects any such holder in a manner different from the effect on the other holders of Registrable Shares shall require the affirmative approval of such holder. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, this Agreement may be amended to add new parties and/or Registrable Shares the Company consents thereto and any new party executes and delivers to the Company a copy of the signature page hereto.

(c) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

If to the Company to:	MiMedx, Inc. 1234 Airport Road, Suite 105 Destin, Florida 32541
Attn: Steve Gorlin, Chairman of the Board Fax No: (850) 650-2213

With a copy to:	Womble Carlyle Sandridge & Rice, PLLC 1201 West Peachtree Street, Suite 3500 Atlanta, GA 30309
Attn: G. Donald Johnson Fax No: (404) 870-4878

If to any Purchaser to:	The address of such Purchaser as set forth in the records of the Company

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

(d) This Agreement and the Shareholders’ Agreement constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

(e) In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(f) The parties hereto acknowledge and agree that (i) each party and its counsel, if so represented, reviewed and negotiated the terms and provisions of this

Agreement and have contributed to its revision and (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(g) All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

(h) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Florida without giving effect to the conflict of law principles thereof.

(i) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Florida or of the United States of America for the District of Florida. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 14(c) hereof.

(j) In the event of any change in the Common Stock, the Preferred Stock, or other securities covered hereunder, by way of a stock split, stock dividend, combination or redemption, or through merger, consolidation, reorganization or otherwise, appropriate adjustment shall be made in the provisions hereof, including, without limitation, an equitable adjustment of all numbers of outstanding shares herein. For purposes of determining the number of shares held by any Purchaser, all shares held by any Affiliate of such Purchaser shall be deemed to be held by such Purchaser.

(k) No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(l) The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(m) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterparts.

(n) The Prior Rights Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 14(b) of the Prior Rights Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Rights Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.

Section 15. Reverse Acquisition. By its signature below, the Company agrees that in the event of a Reverse Acquisition, the Company will use its commercially reasonable best efforts to cause the Person whose shares are acquired by holders of Registrable Securities to assume the Company’s obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

MIMEDX, INC.

By:	/s/ John C. Thomas, Jr.
Name:	John C. Thomas, Jr.
Title:	Chief Financial Officer and Secretary

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

OF MIMEDX, INC.

The undersigned, desiring to become a party as a Purchaser to the Amended and Restated Registration Rights Agreement dated as of July 23, 2007, by and among MiMedx, Inc. and the Preferred Shareholders (as defined therein) (the “Registration Rights Agreement”), hereby accepts, adopts and agrees to be bound by all terms, conditions and representations set forth in the Registration Rights Agreement and, by executing this Counterpart Signature Page, hereby authorizes this Counterpart Signature Page to be attached to and become part of the Registration Rights Agreement.

Executed under seal as of this              day of                     ,200  .

Signature for Corporate, or other Equity Purchaser			Signature for Individual Purchaser

(Signature)
(Print	Name	of Entity) By:	Print Name:
Print	Name:
Title:			(Signature of Joint Investor)
Print Name: